UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2006

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01 – Entry Into a Material Definitive Agreement

At a meeting of the Board of Directors of Chase Corporation held on February 3, 2006, the Compensation & Management Development Committee authorized a grant of 6,127 shares of the Company’s common stock to members of the Board.  These share grants represent compensation for service on the Company’s Board of Directors for fiscal years 2002 through 2005.  The Compensation & Management Development Committee recommended the award after taking advice from an independent compensation consultant.  The number of shares granted to each Director was based on his or her time served on the Board of Directors during fiscal years 2002 through 2005 and are as follows:

Mary Claire Chase	166
Lewis P. Gack	1,490
Edward F. Hines, Jr.	497
George M. Hughes	1,987
Ronald Levy	1,987
6,127

In addition to the shares granted above the Compensation & Management Development Committee also authorized a grant of 8,361 shares of the Company’s common stock to members of the Board of Directors as compensation for their service to be performed for the period ending January 31, 2007.  These shares will vest on February 1, 2007 and will not be issued until they are vested.  The number of shares to be granted to each Director takes into consideration each Director’s involvement in the various subcommittees of the Board and are as follows:

Mary Claire Chase	1,242
William H. Dykstra	993
Lewis P. Gack	1,821
Edward F. Hines, Jr.	1,242
George M. Hughes	1,490
Ronald Levy	1,573
8,361

The grants became effective upon the Company duly filing a Form S-8 registration statement to register the shares which are being issued out of the 2005 Incentive Plan.  The 2005 Incentive Plan was approved by the Company’s shareholders on February 3, 2006 and the Form S-8 was filed on February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 24, 2006	By:	/s/ Peter R. Chase
Peter R. Chase
President and Chief Executive Officer